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                                                                   EXHIBIT 10.5



                     AMENDED AND RESTATED VESTING AGREEMENT




               This Amended and Restated Vesting Agreement (the "Agreement") is dated as of October 24, 1997, between INTERVU INC., a Delaware corporation (the "Corporation" or the "Company"), and Brian Kenner (an "Initial Stockholder").

               The Initial Stockholder owns shares of Common Stock, $.001 par value, of the Corporation (the "Common Stock"). This Agreement is an amendment and restatement of one of the Vesting Agreements executed and delivered by the Corporation and each of the initial stockholders of the Corporation (the "Initial Stockholders") as of March 4, 1996 (the "Vesting Agreements").

               The Initial Stockholder is a party to the Voting Trust Agreement dated as of August 28, 1995 (the "Voting Trust") among Harry Gruber, as Trustee (the "Trustee"), the Corporation, and each of the Initial Stockholders.

               NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. As used herein, the following terms shall have the following respective meanings:

                 (a) "Disability" shall, with respect to the Initial Stockholder, mean the written certification by an independent medical doctor (selected by the Corporation) that the Initial Stockholder has, for 180 days, consecutive or non-consecutive, in any twelve (12) month period, been disabled in a manner which renders the Initial Stockholder incapable of contributing any time or effort on behalf of the Corporation.

                 (b) "Group" shall mean (i) the Initial Stockholder; (ii) the spouse, parents, siblings and lineal descendants of the Initial Stockholder; (iii) a trust for the benefit of any of the foregoing; (iv) any distributee, legatee or devisee of the Initial Stockholder or anyone described in the preceding clause (ii); and (v) an entity in which the persons described in clauses (i) through (iv) own at least 90 percent of the voting and economic interests; in each case who agrees in writing with the Corporation to be bound by and to comply with this Agreement to the same extent as the Initial Stockholder.

                 (c) "Repurchase Event" shall, with respect to the Initial Stockholder, mean (i) the death of the Initial Stockholder, (ii) the Disability of the Initial Stockholder, or (iii) the date upon which the Initial Stockholder shall no longer be employed by the Corporation for any reason.

                 (d) "Restricted Stock" shall mean 934,250 shares of Common Stock, which number reflects stock splits affected through the date hereof.

                 (e) "Sell" shall, as to any Securities (as hereinafter defined) mean to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber, pledge, hypothecate or otherwise dispose of such Securities, either voluntarily or involuntarily; provided, however, that the Initial Stockholder and any member of the Group of the Initial Stockholder shall not be deemed to Sell the Securities if such securities are transferred to a member of the Group of the Initial Stockholder and





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such person agrees with the Corporation and the Trustee in writing to be bound by the terms of this Agreement and the Voting Trust to the same extent as the Initial Stockholder; and provided, further, that the Initial Stockholder shall not Sell any Securities which constitute Restricted Stock so long as the Voting Trust shall remain in effect.

                 (f) "Securities" shall mean (i) the Restricted Stock, (ii) any other shares of Common Stock issued to the Initial Stockholder prior to the date hereof (the "Other Shares"), (iii) any other shares of Common Stock acquired by the Initial Stockholder in respect of the Restricted Stock or the Other Shares in connection with a stock dividend, distribution or recapitalization for which no consideration was paid by the Initial
Stockholder, (iii) the Voting Trust Certificate held by the Initial Stockholder on the date hereof, and (iv) any other Voting Trust Certificate acquired by the Initial Stockholder in respect of the Voting Trust Certificate held by the Initial Stockholder on the date hereof in connection with a stock dividend, distribution or recapitalization for which no consideration was paid by the Initial Stockholder.

                 (g) "Selling Group" shall mean the Group of the Initial Stockholder proposing to Sell any of the Securities, or which has delivered a notice of intention to Sell, pursuant to Section 3 hereof.

                 (h) "Voting Trust Certificate" shall mean any voting trust certificate issued to the Initial Stockholder pursuant to the Voting Trust.

         2.       Repurchase of Restricted Stock.

                 (a) On and after the occurrence of a Repurchase Event, the Corporation shall have the right to purchase from the Initial Stockholder and any member of the Group of the Initial Stockholder, and the Initial Stockholder and any member of the Group of the Initial Stockholder shall sell to the Corporation upon the exercise of such right, at a purchase price per share of $.005, up to the number of shares of Restricted Stock less the number of Vested Shares (as hereinafter defined). As used herein:

                          (i)     "Vested Shares" shall mean and be equal to
the product of (A) the number of shares of Restricted Stock and (B) the ratio of Elapsed Days (as hereinafter defined) to Total Days (as hereinafter defined).

                          (ii)    "Elapsed Days" shall mean the number of
calendar days which have elapsed from March 4, 1996 until the date of a Repurchase Event.

                          (iii)   "Total Days" shall mean and be equal to
1,826.

The number of shares of Restricted Stock subject to repurchase at the time of any stock dividend or other distribution made on or in respect of the Restricted Stock or any subdivision, combination, redemption or reclassification of the outstanding capital stock of the Corporation or received in exchange for the Restricted Stock or any part thereof, shall be adjusted to give effect to such stock dividend, other distribution, subdivision, combination, redemption or reclassification.

                 (b) In order to exercise the option to purchase Restricted Stock under this Section 2, the Corporation shall deliver a written notice to the Initial Stockholder within 20 days after the Repurchase Event indicating its election to purchase such Restricted Stock and specifying the number





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of shares of Restricted Stock which it elects to purchase and the purchase price therefore. The repurchase of the Restricted Stock hereunder shall be made on a date within 60 days of the Repurchase Event, by delivery of a check payable to the order of the Initial Stockholder, against receipt of one or more certificates, properly endorsed, evidencing the shares of the Restricted Stock to be so repurchased.

                 (c) Notwithstanding the provisions of this Section 2, if the Corporation is legally prohibited from or legally unable to repurchase the Restricted Stock during the 60-day period referred to above, such 60-day period shall be suspended until such date on which the Corporation is legally permitted or legally able to repurchase the Restricted Stock, whereupon the Corporation shall have the right to exercise its repurchase option within 60 days after such legal prohibition or inability no longer exists.

         3. Procedures on Sale of Securities to Third Parties. Except as otherwise expressly provided herein, the Initial Stockholder hereby agrees, and each member of the Group to which the Initial Stockholder belongs shall be deemed to agree, that he or it shall not Sell any Securities except in accordance with the following procedures:

                 (a) If the Selling Group shall desire to sell Vested Shares, Other Shares or Voting Trust Certificates, the Selling Group shall first deliver to the Corporation a written notice, which shall be irrevocable for a period of 30 days after delivery thereof, offering (the "Offer") all of the Vested Shares, Other Shares or Voting Trust Certificates owned by the Selling Group which the Selling Group desires to Sell (the "Offered Securities") to a third party at the purchase price and on the terms specified in the offer to Sell to such third party, whereupon the Corporation (or its designee) shall have the right and option to purchase any or all of the Offered Securities so offered at the purchase price and on the terms stated in the Offer (such acceptance by the Corporation to be made by the delivery of a written notice to the Selling Group within the 30-day period after delivery of the aforesaid notice of intention to Sell).

                 (b)      Sales of Offered Securities under the terms of
Section 3(a) hereof shall be made at the offices of the Corporation on a mutually satisfactory business day within 15 days after the expiration of the aforesaid periods. Delivery of certificates or other instruments evidencing such Offered Securities, duly endorsed for transfer shall be made on such date against payment of the purchase price therefore by certified or bank checks drawn or by wire transfer.

                 (c) If effective acceptance shall not be received pursuant to Section 3(a) hereof with respect to the Offered Securities, then the Selling Group may Sell all or any part of the remaining Offered Securities so offered for sale at price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Offer, at any time within 120 days after the expiration of the Offer made pursuant to Section 3(a) hereof. In the event the remaining shares of such Offered Securities are not sold by the Selling Group during such 120-day period, the right of the Selling Group to sell such remaining Securities shall expire and the obligations of this Section 3 shall be reinstated; provided, however, that in the event the Selling Group determines, at any time during such 120-day period, that the sale of all or any part of the remaining Offered Securities so offered on the terms set forth in the offer is impractical, the Selling Group can terminate the offer and reinstate the procedure provided in this Section 3 without waiting for the expiration of such 120-day period.





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                 (d)      The Selling Group may specify in an Offer pursuant to
Section 3(a) hereof with respect to Securities that are Restricted Stock that all shares mentioned therein must be sold, in which case acceptance received pursuant to Section 3(a) hereof shall be deemed conditioned upon (i) receipt of a written notice of acceptance with respect to all Securities mentioned in such Offer and/or (ii) the sale of the remaining such Securities, if any, pursuant to Section 3(c) hereof.

                 (e) Anything contained herein to the contrary notwithstanding: (i) the Initial Stockholder shall not sell any Restricted Stock and Other Shares so long as the Voting Trust shall remain in effect; (ii) an offer pertaining to a Voting Trust Certificate owned by the Selling Group pursuant to Section 3(a) hereof must be with respect to the entire Voting Trust Certificate, and not less than the entire Voting Trust Certificate; and (iii) any purchaser of Offered Securities shall agree in writing in advance of any purchase of Offered Securities hereunder that it, she or he, as the case may be, shall be bound by and comply with the terms and provisions of this Section 3 and the Voting Trust as if such purchaser were the "Initial Stockholder" hereunder, and the Offered Securities so purchased shall continue to be subject to repurchase as herein provided in this Section 3 and the Voting Trust.

         4. Legends. All certificates representing Securities issued to the Initial Stockholder shall have affixed thereto a legend substantially in the following form:



         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL TO ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO THE PROVISIONS SPECIFIED IN THE AMENDED AND RESTATED VESTING AGREEMENT DATED AS OF OCTOBER 24, 1997 BETWEEN INTERVU INC.
         AND BRIAN KENNER, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF INTERVU INC.

         5. Modification of Restrictions. In connection with any subsequent debt or equity financings of the Corporation, the Initial Stockholder shall be bound by such restrictions with respect to the Securities (including, without limitation, lock-up provisions in connection with any public offering of securities by the Company registered under the Securities Act of 1933, as amended, such modifications to the provisions contained in this Agreement as shall be made pursuant to this Section 5, or any other restrictions determined pursuant to this Section 5), as shall be determined by:
(i) Harry Gruber in his sole discretion, except as otherwise provided in the immediately following clause (ii); or (ii) in the event of the death, Disability or mental incapacity of Harry Gruber, by the Initial Stockholders holding a majority in interest of all Securities owned by the Initial Stockholders who are parties to the Vesting Agreements; provided, however, that Other Shares and shares of Restricted





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Stock which have become Vested Shares hereunder shall not be subject to forfeiture, or to a call right (it being understood and agreed that a right of first offer or a right of first refusal shall not be considered a call right for purposes of this Agreement) in favor of the Corporation, pursuant to any restrictions that are determined in accordance with this Section 5.

         6.      Voting Trust Agreement.

                 (a) Each of the parties hereto hereby agrees that Section 17 of the Voting Trust is hereby amended to read in its entirety as follows:

                 "17.     Vesting Agreements. (a)  The parties hereto
                 acknowledge and agree that certain of the shares of Common Stock of the Company deposited with the Trustee hereunder by each Shareholder are subject to the Amended and Restated Vesting Agreement dated as of October 24, 1997 of such Shareholder with the Company. The Trustee agrees to comply with Section 2 of the Vesting Agreement of each Shareholder with respect to the repurchase of a Shareholder's Common Stock, as if the Trustee were the Shareholder party to such Vesting Agreement. Anything contained herein to the contrary notwithstanding, if any shares of Common Stock of a Shareholder held by the Trustee hereunder are purchased by the Company pursuant to Section 2 of the Vesting Agreement of such Shareholder, the Trustee shall distribute the proceeds received in respect of such shares to the Shareholder, and the Shareholder shall deliver its voting trust certificate to the Trustee, and the Trustee shall cancel such certificate and issue a new voting trust certificate for the remaining shares of Common Stock held in trust for such Shareholder.

                          (b) Each of the parties hereto agrees that a Vesting Agreement (or any successor agreement or agreements thereto entered into pursuant to Section 5 of a Vesting Agreement) between the Company and a Shareholder shall only be amended, changed or modified by a written agreement between the Company and such Shareholder; provided, that any amendment to a Vesting Agreement (or any successor agreement or agreements thereto entered into pursuant to Section 5 of a Vesting Agreement) which would amend, change or modify any provision relating to the vesting, sale, transfer, or other disposition of the securities purchased thereunder or subject thereto (including, without limitation, Section 2 or 3 of a Vesting Agreement) shall require: (i) the written consent of Harry Gruber, in his sole discretion except as otherwise provided in the immediately following clause (ii); (ii) in the event of the death, Disability (as defined in the Vesting Agreement of Harry Gruber) or mental incapacity of Harry Gruber, the written consent of the Shareholders (including, without limitation, the Shareholder whose Vesting Agreement, or successor agreement or agreements thereto entered into pursuant to Section 5 of such Vesting Agreement, is to be amended, changed or modified)."

                 (b) All references in the Voting Trust to the "Stock Purchase Agreement" of the Initial Stockholder are hereby amended to be references to this Agreement.

                 (c) Section 2(a) of the Voting Trust is hereby amended in its entirety to read as follows:





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                 "2.      Transfer of Shares to Trustee.  (a) Each Shareholder,
                 upon execution of this Agreement, hereby assigns and transfers to the Trustee and deposits with the Trustee all the certificates for such Shareholder's share of Common Stock, as set forth opposite such Shareholder's signature to this Agreement, and such additional shares of Common Stock as may be set forth in any additional document or instrument in which a Shareholder agrees to make such additional shares of Common Stock subject to this Agreement (all of such shares being hereinafter collectively referred to as the "Shares") for the purpose of vesting in the

                 Trustee, as Trustee of an active trust, the right to vote and act and to exercise other rights pertaining to such shares, as and to the extent and upon the terms and conditions and for the period set forth in this Agreement. No shares shall be deposited hereunder except shares having general voting powers, as provided in the Certificate of Incorporation of the Company. All such share certificates shall be endorsed, or accompanied by such instruments of transfer, as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. On receipt by the Trustee of the certificates for any such shares and the transfer of the same into the name of the Trustee, the Trustee shall issue and deliver to each Shareholder voting trust certificates for the shares so deposited. Shares so deposited with the Trustee will be held by the Company at its principal office in safekeeping for the Trustee."

                 (d) Anything contained herein to the contrary notwithstanding, the parties hereto hereby acknowledge and agree that: (a) the Restricted Stock held by the Initial Stockholder hereunder has been deposited with the Trustee pursuant to the terms and provisions of the Voting Trust; (b) the Initial Stockholder and Corporation shall be bound by, and shall comply with, all terms of the Voting Trust; (c) the Trustee shall be authorized to comply with the provisions of Section 2 of this Agreement; and (d) this Agreement is subject to the Voting Trust, and in the event of any conflict between this Agreement and the Voting Trust, the Voting Trust shall control.

         7. Effects of Completion of Qualifying IPO. Notwithstanding anything contained herein, in that certain Restricted Stock Purchase Agreement dated as of March 5, 1996 between the Corporation and the Initial Stockholder or elsewhere, upon the successful completion of an initial public offering of the Company's securities registered under the Securities Act of 1933, as amended (the "Act"), which results in gross proceeds to the Company (before deduction of underwriting discounts or commissions) of at least $7,500,000 (a "Qualifying IPO"), Sections 3 and 5 hereof shall terminate automatically and have no further force or effect. In addition, upon completion of a Qualifying IPO, clauses (i) and (ii) of Section 1(c) hereof shall be deemed to be deleted and shall have no further force or effect. In the event of the occurrence, following a Qualifying IPO, of (i) a merger or acquisition in which the Corporation is not the surviving entity, the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger and (ii) within one (1) following any transaction contemplated by the preceding clause (i), the Initial Stockholder is terminated without cause or his annual cash compensation is reduced, Section 2 hereof shall terminate, with all shares of Restricted Stock immediately fully vesting and being no longer subject to repurchase by the Company. Initial Stockholder further agrees, subject to successful completion of a Qualifying IPO, that in connection with a subsequent underwritten public offering of Common Stock or other securities of the Company to be registered on a registration statement filed under the Act, he will enter into an agreement (to the extent requested by the Company





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and the Company's underwriter) to the effect that he will not sell or otherwise transfer or dispose of shares of Common Stock or other securities of the Company during the period specified by the Company and such underwriter; provided however that (i) such period shall not exceed 90 days; (ii) all of the directors and executive officers of the Company and all of the Initial Stockholders enter into similar agreements; and (iii) the covenant set forth in this sentence shall only remain in effect for the three-year period immediately following the closing date of a Qualifying IPO and shall thereafter terminate and have no force or effect.

         8. Notices. All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, telex, facsimile (with a confirmation copy sent by first class certified or registered United States mail), telegram, air courier, or first class certified or registered United States mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in writing by the addressee to the addressor listing all parties:

                          if to Corporation, to:



                          InterVU Inc.
                          201 Lomas Santa Fe Drive
                          Solana Beach, California 92075
                          Attention:  President


                          if to Initial Stockholder, to:


                          Brian Kenner
                          1403 Walnut Creek Drive
                          Encinitas, California 92024



All such notices, advices and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, telex, facsimile (with a confirmation copy sent by first class certified or registered United States mail) or telegram on the date of such delivery, (b) in the case of air courier on the business day after the date when sent, and (c) in the case of mailing, on the third business day following the date of such mailing.

         9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed wholly therein.

         10. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreements.

         11. Execution in Counterpart. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.





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         12.     Amendments and Modifications. This Agreement shall only be amended, changed or modified as specified in Section 17 of the Voting Trust.

         13. Successors and Assigns. The Agreement shall be binding upon the successors and assigns of the parties; provided, however, that this Agreement shall not be assignable by the Initial Stockholder except to the extent permitted herein.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                                        INTERVU INC.



                                        By: /s/ HARRY GRUBER
                                           ------------------------------------
                                           Name:
                                           Title: Chief Executive Officer



                                        INITIAL STOCKHOLDER:

                                                  /s/ BRIAN KENNER
                                        ---------------------------------------
                                                      Brian Kenner

















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INITIAL STOCKHOLDER'S SPOUSE:



The undersigned hereby accepts and agrees to all of the terms and conditions of this Agreement to the extent the undersigned has, or may have, any ownership or other interest in the Securities:


/s/ KATHLEEN KENNER
-----------------------------------



Name:______________________________

Address: __________________________

         __________________________





HARRY GRUBER, AS TRUSTEE, PURSUANT TO THE VOTING TRUST AGREEMENT DATED AS OF AUGUST 28, 1995:


         /s/ HARRY GRUBER
-----------------------------------
             Harry Gruber


















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